Exhibit 23.1




                         Consent of Independent Accounts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 5, 1998 which appears on Page 18 of Imaging Technologies Corporation's Annual Report on Form 10-K for the year ended June 30, 1998.


/s/ Boros & Farrington APC

BOROS & FARRINGTON APC

San Diego, California
June 16, 1999